Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-129933, 333-122698, 333-107753, 333-106693, 333-106309, 333-105446, and 333-46852) and Form S-8 (Nos. 333-159391, 333-129836, 333-115942, 333-98415, 333-49802, and 333-91179) of Lionbridge Technologies, Inc. of our report dated March 15, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

Boston, Massachusetts

March 15, 2011